NOTIFICATION  OF  THE  REMOVAL  FROM  LISTING  AND REGISTRATION OF THE STATED
SECURITIES

The American Stock Exchange LLC hereby notifies the SEC of its intention to remove the entire class of the stated securities from listing and registration on the Exchange at the opening of business on March 10, 2008, pursuant to the provisions of Rule 12d2-2 (a). 17CFR240.12d2-2(a)(4)

The removal of the Claymore Exchange-Traded Fund Trust issues noted below is being effected because the Exchange knows or is reliably informed that on February 28, 2008 all rights pertaining to the entire class of these securities were extinguished.

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|FUND NAME                                          |SYMBOL|
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|Claymore/BIR Leaders 50 ETF                        |BST   |
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|Claymore/BIR Leaders Mid-Cap Value ETF             |BMV   |
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|Claymore/BIR Leaders Small-Cap Core ETF            |BES   |
------------------------------------------------------------
|Claymore/Robeco Boston Partners Large-Cap Value ETF|CLV   |
------------------------------------------------------------
|Claymore/LGA Green ETF                             |GRN   |
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|Claymore/KLD Sudan Free Large-Cap Core ETF         |KSF   |
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|Claymore/Clear Mid-Cap Growth Index ETF            |MCG   |
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|Claymore/Zacks Growth & Income Index ETF           |CZG   |
------------------------------------------------------------
|Claymore/IndexIQ Small-Cap Value ETF               |SCV   |
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The securities were suspended by the Exchange on February 29, 2008.